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                                                                      EXHIBIT 11
                              DAMARK INTERNATIONAL, INC.

                          COMPUTATION OF EARNINGS PER SHARE
           (DOLLAR AND SHARE AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                     (UNAUDITED)


                                                            Quarter Ended
                                                       ------------------------
                                                       March 29,      March 30,
                                                         1997           1996
                                                       ---------      ---------
PRIMARY EARNINGS PER SHARE

Income (loss) applicable to common stock . . . . . . . $   401        $  (185)
                                                         -----          -----
                                                         -----          -----
Weighted average number of common and common
   equivalent shares outstanding:
     Weighted average common shares outstanding. . . .   8,054          8,700
     Dilutive effect of stock options
       after application of treasury stock method. . .     354             --
                                                         -----          -----
                                                         8,408          8,700
                                                         -----          -----
                                                         -----          -----


Income (loss) per common and common equivalent share .$    .05        $  (.02)
                                                         -----          -----
                                                         -----          -----


FULLY DILUTED EARNINGS PER SHARE

Income (loss) applicable to common stock . . . . . . .$    401        $  (185)
                                                         -----          -----
                                                         -----          -----
Weighted average number of common and common
   equivalent shares outstanding:
     Weighted average common shares outstanding. . . .   8,054          8,700
     Dilutive effect of stock options
       after application of treasury stock method. . .     354             --
                                                         -----          -----
                                                         8,408          8,700
                                                         -----          -----
                                                         -----          -----



Income (loss) per common and common equivalent share .$    .05        $  (.02)
                                                         -----          -----
                                                         -----          -----

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